UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2012

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Apartment Trust of America, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On August 3, 2012, Landmark Apartment Trust of America, Inc. (f/k/a Apartment Trust of America, Inc.) (the “Company”) and Landmark Apartment Trust of America Holdings, LP (f/k/a Apartment Trust of America Holdings, LP), the Company’s operating partnership (the “Operating Partnership” and, together with the Company, the “ATA Parties”), entered into a series of definitive agreements which collectively set forth the terms and conditions pursuant to which the ATA Parties have agreed to:

•

acquire a portfolio of 20 multifamily apartment communities (the “Contributed Properties”), containing an aggregate of 5,719 units, in exchange for aggregate consideration valued at approximately $435.9 million (subject to customary prorations), including approximately $176.1 million (subject to adjustment based on prorations and principal amortization) in common units of limited partnership interest in the Operating Partnership (“Common Units”) valued at $8.15 per unit and approximately $8.0 million in cash, as well as the assumption by the ATA Parties of approximately $251.8 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012);

•

acquire a 360-unit multifamily apartment community known as Andros Isles Apartments (“Andros”), in exchange for aggregate consideration valued at approximately $45.0 million (subject to customary prorations), including approximately $9.1 million (subject to adjustment based on prorations and principal amortization) in Common Units valued at $8.15 per unit and approximately $6.0 million in cash, as well as the assumption by the ATA Parties of approximately $29.9 million of in-place mortgage indebtedness encumbering the property (based on the principal amount outstanding as of June 30, 2012) (additional consideration of up to $4.0 million is payable for the Andros property subject to an earn-out contingency based on net operating income hurdles over a four-year period);

•

issue and sell for cash to 2335887 Limited Partnership (the “OPTrust Cash Investor”), an affiliate of OPSEU Pension Trust (“OPTrust”), an aggregate of $40.0 million in shares of the Company’s 9.75% Series A Cumulative Non-Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), a new series of the Company’s preferred stock;

•

issue and sell for cash to DK Landmark, LLC (the “DeBartolo Cash Investor” and, together with the OPTrust Cash Investor, the “Cash Investors”), an affiliate of DeBartolo Development, LLC (“DeBartolo”), an aggregate of $10.0 million in shares of the Company’s 9.75% Series B Cumulative Non-Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), a new series of the Company’s preferred stock having terms that are pari passu with and otherwise substantially similar to the terms of the Series A Preferred Stock;

•

issue to the Cash Investors non-detachable warrants, which are stapled to the Series A Preferred Stock and Series B Preferred Stock issued and sold to the Cash Investors, which warrants entitle the Cash Investors to purchase up to an aggregate of $50.0 million in shares of the Company’s common stock at an exercise price per share equal to (i) $9.00 if the warrants are exercised in connection with a change of control or (ii) if the warrants are exercised during the 60-day period following the Company’s first underwritten public offering and, in conjunction with which the Company’s common stock is listed for trading on the New York Stock Exchange (an “IPO”), the greater of $9.00 and 80% of the public offering price of the Company’s common stock in the IPO;

•

issue and sell for cash to Elco Landmark Residential Holdings, LLC (“EL”), an aggregate of approximately $1.65 million in shares (the “Excess Expense Shares”) of the Company’s common stock, at a price of $8.15 per share, the cash proceeds of which were used by the Company to pay (or reimburse) transaction fees, costs and expenses;

•	terminate the Advisory Agreement between the Company and ROC REIT Advisors, LLC, the Company’s external advisor;

•

enter into new employment agreements, at the initial closing, with Stanley J. Olander, the Company’s Chief Executive Officer, Gustav G. Remppies, the Company’s President, and B. Mechelle Lafon, the Company’s Chief Financial Officer, as well as Joseph G. Lubeck, the President and Chief Executive Officer of EL and Elco Landmark Residential Management LLC (“ELRM” and, together with EL, the “EL Companies”), as the new Executive Chairman of the Company; and

•

expand the size of the Company’s Board of Directors from five members to nine members and change the composition of the Board by accepting the resignation of Richard S. Johnson, one of the Company’s current directors, and adding five new directors, including two representatives of EL (Joseph G. Lubeck and Michael Salkind), one representative of OPTrust (Robert A. S. Douglas), one representative of DeBartolo (Edward M. Kobel) and one new independent director designated by EL, OPTrust and DeBartolo (Ronald D. Gaither).

Set forth below are summary descriptions of each of the material agreements entered into by the ATA Parties with respect to the foregoing transactions. The summary descriptions appearing below are qualified in their entirety by the actual terms of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

Master Contribution and Recapitalization Agreement

On August 3, 2012, the ATA Parties entered into a Master Contribution and Recapitalization Agreement (the “Master Agreement”) with the EL Companies which sets forth all of the material terms and conditions relating to the transactions described above. The Master Agreement includes as exhibits and schedules the following:

•

the form of the Contribution Agreements pursuant to which the Operating Partnership will acquire the Contributed Properties, other than the Andros Isles property, which will be contributed pursuant to a separate stand-alone contribution agreement dated as of the date of the Master Agreement;

•

the Securities Purchase Agreement relating to the investment by the Cash Investors in the Series A Preferred Stock and the Series B Preferred Stock, a form of Warrant the Company will issue to the Cash Investors in connection with their investment in the Series A Preferred Stock and the Series B Preferred Stock and a form of Registration Rights Agreement pursuant to which the Company will grant certain registration rights to the Cash Investors in connection with their investment in the Company;

•

the form of the Loan Indemnification Agreement that the ATA Parties will enter into in connection with the contribution of each of the Contributed Properties with respect to which the ATA Parties are assuming the existing mortgage debt encumbering the properties, pursuant to which the ATA Parties will agree to indemnify the current guarantors of the first-mortgage indebtedness being assumed in the contribution transactions against losses sustained other than losses that arise out of or are based on the guarantor’s own acts of misconduct, gross negligence and the like;

•

the form of Registration Rights Agreement pursuant to which the Company will grant certain registration rights to the contributors of the interests in the entities that own the Contributed Properties and Andros with respect to the shares of the Company’s common stock that will be issuable to them upon the redemption of their Common Units and for the benefit of EL and its affiliates with respect to the Excess Expense Shares and any other shares of the Company’s common stock issued or issuable to them in connection with the transactions contemplated by the Master Agreement;

•

a form of the Tax Protection Agreement that the Company and the Operating Partnership will enter into with certain of the contributors who will receive Common Units in connection with the contribution transactions contemplated by the Master Agreement, each of the Contribution Agreements and the Andros Contribution Agreement;

•

the form of Corporate Governance Agreement that the Company will enter into with EL and each of the Cash Investors setting forth the rights of EL and each of the Cash Investors to designate Company directors and have them serve on the standing committees of the Company’s Board of Directors, and setting forth a voting agreement among EL and the Cash Investors;

•	the forms of Employment Agreement that the Company will enter into with Mr. Olander, Mr. Remppies, Ms. Lafon and Mr. Lubeck;

•

the form of Advisory Termination Agreement that the Company will enter into with ROC REIT Advisors, LLC and its owners, pursuant to which the Advisory Agreement between the Company and ROC REIT Advisors, LLC will be terminated;

•

a form of Management Support Services Agreement that ATA Property Management, LLC will enter into with ELRM, pursuant to which ELRM will provide certain property management support services to ATA Property Management, LLC with respect to each Contributed Property from and after the closing of the contribution of such Contributed Property; and

•	various other ancillary agreements, schedules and documents relating to the contemplated transactions.

The Master Agreement contains customary representations and warranties by the EL Companies, including representations and warranties by ELRM relating to the Contributed Properties and the entities that own the Contributed Properties (other than the “DB Contributed Properties” (as such term is defined in the Master Agreement) and Andros and the entities that own the DB Contributed Properties and Andros, which representations and warranties are contained in the individual contribution agreements relating to the DB Contributed Properties and Andros), as well as customary representations and warranties by the Company and the Operating Partnership. These representations and warranties terminated upon the initial closing of the transactions contemplated by the Master Agreement. Under the Master Agreement, an initial closing on the date of the Master Agreement occurred with respect to all of the transactions contemplated thereby, other than the contribution transactions relating to the Contributed Properties, which have closed in escrow pending receipt of the required lender consents. The Master Agreement provides that the closings with respect to the Contributed Properties that have closed in escrow will occur in stages as lender consents are received. The foregoing summary description of the material terms of the Master Agreement is qualified in its entirety by the actual terms of the agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Contribution Agreements Relating to Acquisition of 20 Multifamily Properties

Concurrently with the execution of the Master Agreement on August 3, 2012, the Operating Partnership entered into Contribution Agreements with the owners of 100% of the interests in the entities that own, directly or indirectly, the Contributed Properties pursuant to which the Operating Partnership has agreed to acquire, and the owners have agreed to contribute and sell, 100% of the interests in the entities that own the Contributed Properties, in exchange for aggregate consideration valued at approximately $435.9 million (subject to customary prorations), including approximately $176.1 million (subject to adjustment based on prorations and principal amortization) in Common Units valued at $8.15 per unit and approximately $8.0 million in cash, as well as the assumption by the ATA Parties of approximately $251.8 million of in-place mortgage indebtedness encumbering the Contributed Properties (based on principal amounts outstanding as of June 30, 2012).

Each of the Contribution Agreements contains customary representations and warranties by the contributing parties with respect to their contributed interests, as well as customary representations and warranties by the Operating Partnership. Closing of the transactions contemplated by the Contribution Agreements is subject to the satisfaction of various customary closing conditions that are set forth in the Master Agreement and the Contribution Agreements, including approval of the transactions by the contributing parties and the receipt of lender consents. Pending satisfaction of the conditions to closing, the EL Companies are required to operate and maintain the Contributed Properties (other than the DB Contributed Properties), and the Company and the Operating Partnership are required to operate and maintain the Company’s properties, in the ordinary course of business and to refrain from taking certain actions, such as incurring additional indebtedness, making unbudgeted or unapproved capital improvements, entering into or amending material contracts, or taking any action that could adversely affect the value of the properties or the ability of the parties to complete the contribution transactions. There is no assurance that the conditions to closing will be satisfied. Failure to satisfy closing conditions could delay or prevent the closing of some or all of the contribution transactions.

The Common Units to be issued pursuant to the Contribution Agreements and the shares of the Company’s common stock that will be issued upon redemption of such Common Units will be issued by the Operating Partnership and the Company, as applicable, in one or more private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The foregoing summary description of the material terms of the Contribution Agreements is qualified in its entirety by the actual terms of the Contribution Agreements, copies of which are filed as Exhibits 10.2 through Exhibits 10.21, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference.

Contribution Agreement Relating to Acquisition of Andros Isles Apartments

Concurrently with the execution of the Master Agreement on August 3, 2012, the Operating Partnership entered into the Andros Contribution Agreement with the owners of 100% of the interests in the entity that owns Andros pursuant to which the Operating Partnership has agreed to acquire, and the owners have agreed to contribute and sell, 100% of the interests in the entity that owns Andros, in exchange for aggregate consideration valued at approximately $45.0 million (subject to customary prorations), including approximately $9.1 million (subject to adjustment based on prorations and principal amortization) in Common Units valued at $8.15 per unit and approximately $6.0 million in cash, as well as the assumption by the ATA Parties of approximately $29.9 million of in-place mortgage indebtedness encumbering the property (based on the principal amount outstanding as of June 30, 2012). In addition, the Andros Contribution Agreement provides for the payment of up to $4.0 million of additional consideration subject to an earn-out contingency based on net operating income hurdles over a four-year period.

The Andros Contribution Agreement contains customary representations and warranties by the contributing parties with respect to their contributed interests as well as representations and warranties by the Operating Partnership. Closing of the transactions contemplated by the Andros Contribution Agreement is subject to the satisfaction of various customary closing conditions that are set forth in the Andros Contribution Agreement, including approval of the transaction by the contributing parties and the receipt of lender consents. Pending satisfaction of the conditions to closing, the owners are required to operate and maintain Andros in the ordinary course of business and to refrain from taking certain actions, such as incurring additional indebtedness, making unbudgeted or unapproved capital improvements, entering into or amending material contracts, or taking any action that could adversely affect the value of the properties or the ability of the parties to complete the contribution transactions.

In the event all of the conditions to closing the transactions under the Andros Contribution Agreement have been satisfied or waived under the terms thereof, other than the Operating Partnership’s payment of the Andros Cash Payment Obligation, the Company will issue and sell, and EL will purchase, for cash, an aggregate of up to $6.0 million in shares of the Company’s common stock, at a price of $8.15 per share. These shares will be issued and sold by the Company only to the extent necessary for the Operating Partnership to fund any shortfall with respect to the Andros Cash Payment Obligation. Alternatively, EL may purchase shares of a newly established series of the Company’s cumulative redeemable non-convertible preferred stock, at a price of $10.00 per share. If issued and sold, such series of preferred stock will be issued with non-detachable warrants to purchase shares of the Company’s common stock with warrant coverage equal to the aggregate purchase price of such shares and will have terms that are pari passu with and otherwise substantially similar to the Series A Preferred Stock and the Series B Preferred Stock.

There is no assurance that the conditions to closing will be satisfied. Failure to satisfy closing conditions could delay or prevent the closing of the Andros contribution transaction.

The Common Units to be issued pursuant to the Andros Contribution Agreements and the shares of common or preferred stock to be issued to fund the Andros Cash Payment Obligation, if necessary, will be issued by the Company in one or more private placements pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing summary description of the material terms of the Andros Contribution Agreement is qualified in its entirety by the actual terms of the Andros Contribution Agreement, a copy of which is filed as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Protection Agreements

The Contributed Property transactions contemplated by the Master Agreement and the Contribution Agreements are intended to be treated, in whole or in part, for federal income tax purposes as tax-deferred contributions of the properties by the owners of the interests in these Contributed Properties to the Operating Partnership in exchange for OP Units. In connection with these transactions, the Company and the Operating Partnership will enter into tax protection agreements with most of the investors who are contributing their interests in exchange for OP Units at the closing of the acquisitions. As further described below, these tax protection agreements are intended to (1) protect the contributing investors against receiving a special allocation of taxable “built-in” gain upon a future disposition by the Operating Partnership of the Contributed Properties and (2) protect the contributing investors from recognizing taxable gain as a result of a reduction in the contributing investor’s share of partnership liabilities.

Under the Internal Revenue Code, taxable gain recognized upon a sale of an asset contributed to a partnership must be allocated to the contributing partner in a manner that takes into account the variation between the tax basis and the fair market value of the asset at the time of the contribution. These tax protection agreements are intended to protect the contributing investors against receiving the special allocation of taxable “built-in” gain described above upon a future disposition by the Operating Partnership of the Contributed Properties. Accordingly, the tax protection agreements will obligate the Operating Partnership to indemnify the contributors for whom “built-in” gain is triggered, but generally allow for the disposition of any Contributed Property in a transaction in which no gain is required to be recognized for federal income tax purposes (for example, a section 1031 exchange or a tax-free partnership merger or contribution). If “built-in” gain is triggered due to a disposition of any Contributed Property, then the Operating Partnership will indemnify the protected contributors for their tax liabilities attributable to the built-in gain that exists with respect to such Contributed Property as of the time of the closing date of the contribution transaction (and tax liabilities incurred as a result of the reimbursement payment). The required indemnification will decrease ratably over the course of each year of the seven-year term of the agreements. In the case of the tax protection agreement with Elco LR OPT II REIT LP (“Elco LR OPT Contributor”) and Elco LR OPT II LP (the “JV Entity”), (1) if the Operating Partnership fails to give at least six months written notice prior to triggering “built-in” gain, the required indemnification will be 100% of the tax liabilities attributable to the “built-in” gain (and tax liabilities incurred as a result of the reimbursement payment) as opposed to the ratably decreased payment described in the prior sentence, and (2) at any time during the term of the tax protection agreement, the JV Entity may put the ownership interests in the Elco LR OPT Contributor to the Company for consideration payable in shares of the Company’s common stock, as provided in the tax protection agreement. Additionally, the obligation to indemnify protected contributors will terminate on the seventh anniversary of the closing of the acquisition, but will terminate earlier with respect to an existing contributor on the date on which such existing contributor ceases to own, in the aggregate, 50% or more of the OP Units issued in respect of such contributor’s interest in the applicable property or upon a final determination by tax authorities that no part of the contribution transaction qualified as a tax-deferred contribution.

When there is a reduction in a partner’s share of partnership liabilities that exceeds the partner’s adjusted tax basis in the partnership, the partner will recognize taxable gain. Accordingly, the tax protection agreements will also require the Operating Partnership to maintain sufficient indebtedness such that each protected contributor does not recognize gain as a result of a reduction in the protected contributor’s share of partnership liabilities. The tax protection agreements also will require the Operating Partnership to notify each protected contributor if the Operating Partnership intends to modify, repay, retire, refinance, have collateral released or otherwise reduce (other than scheduled amortization) the amount of the liabilities with respect to a property in a manner that is reasonably anticipated to cause the protected contributor to recognize gain for federal income tax purposes. In addition, the tax protection agreements will require the Operating Partnership to cooperate with such protected contributor to arrange a special allocation of other Operating Partnership liabilities to the protected contributor in an amount sufficient to avoid causing such protected contributor to recognize gain as a result of the reduction in its share of the Operating Partnership’s liabilities in an amount necessary to prevent the protected contributor from recognizing gain as a result of reductions in the contributor’s share of partnership liabilities.

The foregoing summary description of the Tax Protection Agreements is qualified in its entirety by the actual terms of the Tax Protection Agreement, the form of which is filed as Exhibit 10.23 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Support Services Agreement

In connection with the acquisition by the Operating Partnership of the Contributed Properties, ATA Property Management, LLC, a subsidiary of the Operating Partnership that provides property management services with respect to all of the Company’s properties as well as certain properties owned by third parties, will assume responsibility for managing each Contributed Property upon closing of each Contributed Property. ATA Property Management, LLC entered into a Management Support Services Agreement with ELRM pursuant to which ELRM will provide ATA Property Management, LLC with certain operational support services with respect to each Contributed Property upon closing of each Contributed Property. ELRM will be entitled to receive a fee equal to 3% of the gross receipts at each Contributed Property under the Management Support Services Agreement. ATA Property Management, LLC can terminate the Management Support Services Agreement with respect to any property on 30 days’ notice without penalty.

The foregoing summary description of the material terms of the Management Support Services Agreement is qualified in its entirety by the terms of the Management Support Services Agreement, the form of which is filed as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement Relating to Cash Investment by Cash Investors

Concurrently with the execution and delivery of the Master Agreement, on August 3, 2012, the Company entered into a Securities Purchase Agreement with the Cash Investors, pursuant to which the Company issued and sold, and the OPTrust Cash Investor purchased, for cash, 4,000,000 shares of Series A Preferred Stock, at a price of $10.00 per share, and the DeBartolo Cash Investor purchased, for cash 1,000,000 shares of Series B Preferred Stock, at a price of $10.00 per share. The Series A Preferred Stock and the Series B Preferred Stock each have a liquidation preference of $10.00 per share and entitle the holders to cumulative cash distributions at an annual rate of 9.75% of the $10.00 per share liquidation preference. For additional information regarding the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Series A Preferred Stock and the Series B Preferred Stock, see Item 5.03 of this Current Report on Form 8-K.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, as well as representations, warranties and covenants made by the Company with respect to the entities owning the Contributed Properties and the Contributed Properties. In addition, pursuant to the Securities Purchase Agreement, the Company granted each of the Cash Investors a right of first offer to purchase its pro rata portion of any preferred equity securities that the Company may from time to time propose to issue and sell. The exercise of these rights by a Cash Investor is subject to a minimum investment equal to the lesser of $1,000,000 and the aggregate purchase price applicable to the Cash Investor’s pro rata portion of the new preferred equity securities. In connection with the issuance and sale by the Company and the purchase by a Cash Investor of new preferred equity securities pursuant to these rights, the Company will pay the Cash Investor a purchase fee equal to 1% of the aggregate purchase price paid by such Cash Investor. In general, the Cash Investors’ preemptive rights to purchase new preferred equity securities will terminate upon the redemption of all shares of the Series A Preferred Stock and shares of Series B Preferred Stock, respectively. However, the preemptive rights may terminate earlier under certain circumstances, including in the event the respective Cash Investor, together with its affiliates, ceases to hold any shares of the Company’s preferred stock.

The closing of the issuance and sale of the Series A Preferred Stock and the Series B Preferred Stock took place on August 3, 2012 simultaneously with the execution and delivery of the Securities Purchase Agreement and the execution and delivery of and initial closing under the Master Agreement. The shares of Series A Preferred Stock and the shares of Series B Preferred Stock were issued and sold by the Company to the Cash Investors in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder. The cash proceeds from the sale of the Series A Preferred Stock and the Series B Preferred Stock have been or will be used by the Company to repay debt, finance the acquisition of certain Contributed Properties, fund additional property acquisitions and pay transaction costs.

The foregoing summary description of the material terms of the Securities Purchase Agreement is qualified in its entirety by the actual terms of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Warrants to Purchase Common Stock to Cash Investors

On August 3, 2012, the Company issued to the Cash Investors non-detachable warrants to purchase an aggregate of $50.0 million in shares of the Company’s common stock at an exercise price per share of common stock equal to: (i) $9.00 if the warrants are being exercised in connection with a “change of control” (as such term is defined in the form of Warrant attached as an exhibit to the Securities Purchase Agreement); or (ii) the greater of $9.00 and 80.0% of the public offering price of the Company’s common stock in the IPO (as defined above) if the warrants are being exercised during the 60-day period following the IPO.

The warrants will become exercisable at any time and from time to time prior to the expiration of the warrants following the completion of the Company’s IPO and in connection with a change of control. In general, the warrants will immediately expire and cease to be exercisable upon the earliest to occur of: (i) the close of business on the later of August 3, 2015 and the date on which the stapled shares of preferred stock become mandatorily redeemable; (ii) the close of business on the date that is 60 days after the completion of the Company’s IPO (or the next succeeding business day); (iii) the consummation of a “Qualified Company Acquisition” (as such term is defined in the form of Warrant attached as an exhibit to the Securities Purchase Agreement); and (iv) the cancellation of the warrants by the Company, at its option or at the option of the warrant holder, in connection with a change of control (other than a Qualified Company Acquisition).

The non-detachable warrants were issued by the Company to the Cash Investors in a private placement pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing summary description of the material terms of the warrants to purchase shares of the Company’s common stock is qualified in its entirety by the actual terms of the form of Warrant, a copy of which is attached as an exhibit to the Securities Purchase Agreement filed as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Corporate Governance Agreement

On August 3, 2012, the Company entered into a Corporate Governance Agreement with EL and each of the Cash Investors pursuant to which the Company has agreed to expand the size of the Board of Directors from five members to nine members, reconstitute the Board of Directors by accepting the resignation of Richard S. Johnson and appoint the following five directors, for an initial term expiring at the next annual meeting of stockholders, to fill the resulting vacancies:

•	Robert A. S. Douglas, the director initially designated by the OPTrust Cash Investor (the “OPTrust Director”);

•	Edward M. Kobel, the director initially designated by the DeBartolo Cash Investor (the “DeBartolo Director”);

•	Joseph G. Lubeck and Michael Salkind, the directors initially designated by EL (the “EL Directors”); and

•	Ronald D. Gaither, the director initially designated by the OPTrust Cash Investor, the DeBartolo Cash Investor and EL (the “Group Director”).

Stanley J. Olander, Jr., Andrea R. Biller, Glenn W. Bunting, Jr. and Robert A. Gary, IV (the “ATA Directors”), each of whom is currently serving as director, will continue to serve on the Board of Directors.

From and after the effective date of the Corporate Governance Agreement, the ATA Directors (other than Mr. Olander), the DeBartolo Director and the Group Director are required to be “independent directors,” with independence being determined in accordance with standards set forth in the Company’s charter and bylaws and the applicable rules of the New York Stock Exchange. In general, the OPTrust Director is not required to be an independent director in accordance with such standards.

The OPTrust Cash Investor, the DeBartolo Cash Investor and EL will only have the right to participate in the designation of the Group Director if it is entitled to designate the OPTrust Director, the DeBartolo Director or the EL Director, as applicable. If one or more of the OPTrust Cash Investor, the DeBartolo Cash Investor or EL fails, declines or waives its or their right to participate in the designation of the Group Director, the remaining party or parties will be entitled to designate the Group Director.

If at any time, the Board of Directors determines that any ATA Director (other than Mr. Olander), the DeBartolo Director or the Group Director, as the case may be, does not qualify as an independent director, the Company will give prompt written notice to the parties of such determination and the party or parties who had previously designated such director will designate a replacement director.

The Company will nominate each of the OPTrust Director, the DeBartolo Director, the EL Directors and the Group Director (or any replacement director) for re-election to the Board at each subsequent annual meeting of the Company’s stockholders. In general, if at any time a vacancy occurs with respect to the directorship of the OPTrust Director, the DeBartolo Director, either of the EL Directors or the Group Director, the Company agrees to cause a replacement director, designated by the party or parties who had the right to designate the director who has vacated his directorship, to be appointed to fill such vacancy promptly following his or her designation by such party or parties.

The obligations of the Company under the Corporate Governance Agreement to nominate an OPTrust Director, or to appoint a replacement thereto, and to appoint such OPTrust Director to serve on the committees of the Board of Directors, and the right of the OPTrust Cash Investor to participate in the designation of the Group Director, will apply if the OPTrust Cash Investor and its affiliates directly or indirectly own an aggregate of at least 1,000,000 shares of Series A Preferred Stock or 1,000,000 shares of the Company’s common stock (assuming the conversion of each Common Unit owned directly or indirectly by the OPTrust Cash Investor and/or its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by the OPTrust Cash Investor and its affiliates whether or not then exercisable), except for a period not exceeding 30 consecutive days during any 12-month period beginning after the date of the Corporate Governance Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

The obligations of the Company under the Corporate Governance Agreement to nominate a DeBartolo Director, or to appoint a replacement thereto, and to appoint such DeBartolo Director to serve on the committees of the Board of Directors, and the right of the DeBartolo Cash Investor to participate in the designation of the Group Director, will apply if the DeBartolo Cash Investor and its affiliates directly or indirectly own an aggregate of at least 500,000 shares of Series B Preferred Stock or 500,000 shares of the Company’s common stock (assuming the conversion of each Common Unit owned directly or indirectly by the DeBartolo Cash Investors and/or its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by the DeBartolo Cash Investor and its affiliates whether or not then exercisable), except for a period not exceeding 30 consecutive days during any 12-month period beginning after the date of the Corporate Governance Agreement and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

The obligations of the Company under the Corporate Governance Agreement with respect to the nomination of EL Directors, or the appointment of replacements thereto, and EL’s right to participate in the designation of the Group Director, will each cease to apply on and after February 3, 2013 (the “Outside Date”), subject to certain extensions, if the contributors of the interests in the entities that own the Contributed Properties have not acquired on or before such date, directly or indirectly, at least 6,700,000 shares of the Company’s common stock (assuming the conversion of each Common Unit acquired directly or indirectly by each of the contributors into one share of

Common Stock) (the “Full Contribution”); provided, however, such rights will be immediately restored upon the contributors achieving the Full Contribution.

Additionally, if, for more than 30 consecutive days during any 12-month period beginning after the later of the Outside Date and the date of Full Contribution and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held:

•

EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the obligations of the Company with respect to the nomination of EL Directors, or the appointment of their replacements, will only apply with respect to one EL Director and will be terminated with respect to the second EL Director.

•

EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the obligations of the Company with respect to the nomination of EL Directors, or the appointment of their replacements, will be terminated with respect to the first EL Directors.

•

EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 1,225,000 shares of common stock (assuming the conversion of each Common Unit owned directly or indirectly by EL and its affiliates into one share of common stock and the full exercise of any outstanding and unexpired warrants to purchase shares of common stock owned directly or indirectly by EL and its affiliates whether or not then exercisable), then the right of EL to participate in the designation of the Group Director will be terminated.

Under certain limited circumstances described in the Corporate Governance Agreement, EL will have the right to designate the OPTrust Director or the DeBartolo Director if the OPTrust Cash Investor or the DeBartolo Cash Investor, respectively, has failed to designate such director for nomination or, in the event of a vacancy in the position of the OPTrust Director or the DeBartolo Director, such director’s replacement.

In connection with the Corporate Governance Agreement, the Board of Directors has established a compensation committee and a nominating and corporate governance committee and has taken all necessary actions to increase the number of directors on the Board’s audit committee, compensation committee and nominating and corporate governance committee to up to five independent directors.

On the effective date of the Corporate Governance Agreement, and for as long as Mr. Lubeck continues to serve as a director of the Company, whether pursuant to the terms of the Corporate Governance Agreement or otherwise, the Company will take all actions necessary to cause him to be elected as the Company’s Executive Chairman of the Board.

From and after the effective date of the Corporate Governance Agreement, the OPTrust Cash Investor has agreed to vote all shares of the Series A Preferred Stock (but not any other shares of the Company’s capital stock) directly or indirectly owned by it and entitled to vote, and each of the DeBartolo Cash Investor and EL has agreed to vote all shares of the Company’s capital stock directly or indirectly owned by it and entitled to vote, in favor of the election or re-election, as the case may be, of the directors designated by the parties as provided in the Corporate Governance Agreement at any meeting of the Company’s stockholders held to consider the election of any such designated director. The obligation of the DeBartolo Cash Investor and EL to vote for the OPTrust Director will only apply while the OPTrust Cash Investor or its affiliates continues to own all of the shares of Series A Preferred Stock. In addition, the OPTrust Cash Investor agrees to vote all shares of the Series A Preferred Stock (but not any other shares of the Company’s capital stock) directly or indirectly owned by it and entitled to vote, and each of the DeBartolo Cash Investor and EL have agreed to vote all shares of the Company’s capital stock directly or indirectly owned by it and entitled to vote, in favor of any resolution or proposal recommended by the Board of the Directors and submitted to a vote of stockholders of the Company with respect to any of the following matters:

•

an acquisition of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof, and the issuance of shares of capital stock by the Company or partnership units exchangeable for, or convertible into, shares of capital stock of the Company, with respect to such acquisition;

•

amendments to the Company’s charter or bylaws, other than such amendments that, under the Company’s charter, including the Articles Supplementary applicable to the Series A Preferred Stock or Series B Preferred Stock held by such party, require a special vote of such Series A Preferred Stock or Series B Preferred Stock;

•	a merger or consolidation of the Company with or into another entity; or

•	a sale of assets by the Company or the Operating Partnership, or by any direct or indirect subsidiary thereof.

All of the parties’ respective rights, undertakings and obligations under the Corporate Governance Agreement will be deemed to have expired and be without any further force and effect upon consummation of the IPO, provided however, that notwithstanding the foregoing:

•

the obligations of the Company to nominate the OPTrust Director for re-election to the Board will continue until and including the earlier of: (i) the second annual meeting of the Company’s stockholders following the IPO, and (ii) the OPTrust Cash Investor and its affiliates ceasing to own directly or indirectly an aggregate of at least 1,000,000 shares of common stock (assuming the conversion of Common Units and the full exercise of warrants described above) for more than 30 consecutive days during any 12-month period beginning after August 3, 2012 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held;

•

the obligations of the Company to nominate the DeBartolo Director for re-election to the Board will continue to apply until and including the earlier of (i) the second annual meeting of the Company’s stockholders following the IPO, and (ii) the DeBartolo Cash Investor and its affiliates ceasing to own directly or indirectly an aggregate of at least 500,000 shares of common stock (assuming the conversion of Common Units and the full exercise of warrants described above) for more than 30 consecutive days during any 12-month period beginning after August 3, 2012 and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held; and

•

the obligations of the Company to nominate (i) two EL Directors will continue to apply until EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 3,680,000 shares of common stock (assuming the conversion of Common Units and the full exercise of the warrants described above), and (ii) one EL Director will continue to apply until EL and its affiliates cease to own, directly or indirectly, an aggregate of at least 2,450,000 shares of common stock (assuming the conversion of Common Units and the full exercise of the warrants as described above), in either case, for more than 30 consecutive days during any 12-month period beginning after the later of the Outside Date and the date of Full Contribution and ending on the date that is 120 days prior to the first anniversary of the date on which the Company’s immediately preceding annual meeting of stockholders was held.

The foregoing summary description of the material terms of the Corporate Governance Agreement is qualified in its entirety by the actual terms of the Corporate Governance Agreement, a copy of which is filed as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Agreement of Limited Partnership

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, on August 3, 2012, the Company, as the general partner of the Operating Partnership, executed an amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, pursuant to which, among other things, two series of preferred partnership units, the Series A Preferred Partnership Units and the Series B Preferred Partnership Units, were established that mirror the rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock, the terms of which are described below. At the closing of the transactions contemplated by the Securities Purchase Agreement, the Company contributed the proceeds from the sale of the Series A Preferred Stock and the Series B Preferred Stock to the Operating Partnership in exchange for 4,000,000 Series A Partnership Preferred Units and 1,000,000 Series B Partnership Preferred Units. The amendment also established the terms of the LTIP Units, which are described below in Item 5.02 of this Current Report or Form 8-K. The preceding description is qualified in its entirety by reference to the Third Amendment to the Agreement of Limited Partnership of the Operating Partnership, a copy of which is attached hereto as Exhibit 3.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights

In connection with the transactions contemplated by the Master Agreement and the Securities Purchase Agreement, on August 3, 2012, the Company entered into a registration rights agreement for the benefit of the holders of the Common Units issuable pursuant to the Contribution Agreements and the Andros Contribution Agreement with respect to the shares of the Company’s common stock that will be issuable to them, as well as for the benefit of EL and its affiliates with respect to the Excess Expense Shares and any other shares of the Company’s common stock issued or issuable to them in connection with the transactions contemplated by the Master Agreement. On August 3, 2012, the Company also entered into a registration rights agreement for the benefit of the Cash Investors with respect to the shares of the Company’s common stock that will be issuable to them upon the exercise of the warrants issued to the Cash Investors. The two registration rights agreement contain terms that are substantially similar and provide for demand and piggyback registration rights. The two registration rights agreements have been filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On August 3, 2012, in connection with the initial closing under the Master Agreement, the Company entered into an Advisory Termination Agreement with ROC REIT Advisor, LLC, its external advisor, and the owners of ROC REIT Advisor, LLC, including Messrs. Olander and Remppies, pursuant to which the Advisory Agreement with ROC REIT Advisors has been terminated. In connection with the termination, the Company has paid ROC REIT Advisors, LLC a negotiated acquisition fee in cash in connection with the contribution of the Contributed Properties and the Andros property equal to $4.0 million. The foregoing summary description of the material terms of the Advisory Termination Agreement is qualified in its entirety by the actual terms of the Advisory Termination Agreement, a copy of which is filed as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth above under Item 1.01 regarding the unregistered sale by the Company or the Operating Partnership, as the case may be, of (i) the Common Units pursuant to the Contribution Agreements and the Andros Contribution Agreement, (ii) the shares of the Company’s common stock or preferred stock to fund the Andros Cash Payment Obligation pursuant to the Andros Contribution Agreement, (iii) the Excess Expense Shares and (iv) the Series A Preferred Stock and the Series B Preferred Stock, together with the non-detachable warrants to purchase shares of the Company’s common stock, to the Cash Investors pursuant to the Securities Purchase Agreement is incorporated by reference herein.

The information set forth below under Item 5.02 regarding the issuance of LIP Units to certain officers of the Company pursuant to the Company’s 2012 Plan (as defined in Item 5.02) is incorporated by reference herein.

Item 3.03	Material Modification of the Rights of Security Holders.

The Series A Preferred Stock and the Series B Preferred Stock rank senior to the Company’s common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. In addition to other preferential rights, each holder of Series A Preferred Stock and Series B Preferred Stock is entitled to receive a liquidation preference, which is equal to $10.00 per share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, plus the sum of 1% of the liquidation preference and any accrued and unpaid distributions thereon, before the holders of the Company’s common stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company. Furthermore, the Company is restricted, subject to certain exceptions, from declaring or paying any distributions (or setting aside any funds for the payment of distributions) on its common stock or redeeming or otherwise acquiring shares of its common stock, in either case, unless full cumulative distributions on the Series A Preferred Stock and Series B Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Resignation of Richard S. Johnson from the Board of Directors

As described elsewhere in this Current Report on Form 8-K, effective as of August 3, 2012, Richard S. Johnson resigned from the Board of Directors and all committees of the Board of Directors. His resignation was not due to any disagreements with the Company or any of its operations, policies or practices.

Appointment of New Directors

As disclosed in Item 1.01 of this Current Report, effective as of August 3, 2012, Joseph G. Lubeck, Michael Salkind, Robert A. S. Douglas, Edward M. Kobel and Ronald D. Gaither were appointed to the Company’s Board of Directors. These directors were appointed to the Company’s Board of Directors pursuant to the terms of the Corporate Governance Agreement, a summary description of the material terms of which appears in Item 1.01 of this Current Report and is incorporated by reference herein. Each of Mr. Douglas, Mr. Kobel and Mr. Gaither is an “independent director,” with independence being determined under the Company’s charter and bylaws and the applicable standards of the New York Stock Exchange. Committee assignments have not yet been determined by the Board of Directors.

Each of the new directors that is an independent director will participate in the Company’s director compensation program, the terms of which are described in the Company’s Definitive Proxy Materials on Schedule 14A for the Company’s annual meeting of stockholders held on June 26, 2012. Mr. Lubeck and Mr. Salkind will not receive any compensation from us for their service as a member of the Board of Directors or any of its committees.

In connection with the transactions contemplated by the Master Agreement, the Company is required to pay an acquisition fee to EL, which is an affiliate of Mr. Lubeck and Mr. Salkind, in the aggregate amount of $4.0 million in cash, $2.0 million of which has been paid at the initial closing contemplated by the Master Agreement and the remainder will be paid upon the achievement of Full Contribution, as defined in the Master Agreement. In addition, the Company is required to issue an aggregate of 49,647 shares of common stock to Elco North America, Inc., an affiliate of EL, of which 22,040 shares were issued at the initial closing and 27,607 shares will be issued upon the acquisition of Andros.

Employment Agreements with Executive Officers

Effective as of August 3, 2012, the Company entered into new employment agreements with Stanley J. Olander, the Company’s Chief Executive Officer, Gustav G. Remppies, the Company’s President, and B. Mechelle Lafon, the Company’s Chief Financial Officer, as well as Joseph G. Lubeck, the President and Chief Executive Officer of the EL Companies. In connection with the transactions described in this Current Report on Form 8-K, Mr. Lubeck was appointed the Company’s Executive Chairman. These agreements will have an initial term expiring December 31, 2016. Each employment agreement will provide for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with prior written notice of non-renewal (90 days in the case of non-

renewal by the executive and 180 days in the case of non-renewal by the Company). The employment agreements for Messrs. Olander and Remppies and Ms. Lafon will require each executive to dedicate substantially all of his or her business time and efforts to the performance of his or her duties as our executive officers. The employment agreements for Mr. Lubeck permits Mr. Lubeck to continue in his role as the President and Chief Executive Officer of the EL Companies.

The employment agreements will provide for, among other things:

•

an annual base salary of $300,000 for Mr. Olander, $250,000 for Mr. Remppies, $125,000 for Ms. Lafon and $250,000 for Mr. Lubeck, subject to future increases from time to time at the discretion of the Company’s Board of Directors and the Compensation Committee of the Board of Directors;

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by the Compensation Committee of the Board of Directors;

•	participation in the Company’s equity incentive plans; and

•

participation in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, relocation programs and similar benefits that may be available to our other senior executive officers.

Mr. Olander and Mr. Remppies will each have a target annual cash performance bonus equal to 100% of his annual base salary, subject to approval of any such bonus by the Compensation Committee in its discretion. Ms. Lafon will have a target annual cash performance bonus equal to a percentage of her annual base salary determined by the Compensation Committee in its discretion. Mr. Lubeck’s annual performance bonus and any target bonus will be determined by the compensation committee in its discretion.

Following the effective date of the employment agreements, the Company will grant Mr. Olander a total of 224,647 long-term incentive plan units (“LTIP Units”) (of which 197,040 units were issued to Mr. Olander on August 3, 2012), Mr. Remppies a total of 174,647 LTIP Units (of which 147,040 units were issued to Mr. Remppies on August 3, 2012) and Mr. Lubeck a total of 49,647 LTIP Units (of which 22,040 units were issued to Mr. Lubeck on August 3, 2012).

The initial annual equity compensation award target for each of Mr. Olander and Mr. Remppies will be an LTIP award under the 2012 Plan in an amount equal to 100% of the executive’s annual base salary, subject to the discretion of the Compensation Committee of the Board of Directors and any vesting or forfeiture restriction as the compensation committee shall determine.

The executives are entitled to receive customary benefits, as well as long-term disability coverage equal to 66 2/3% of the executive’s annual base salary and group life insurance coverage with a face amount equal to $1,000,000. The Company will pay the premiums on all primary or supplemental disability and supplemental life insurance policies provided for the benefit of our executive officers and their designated beneficiaries, and the value of these premiums will be treated as taxable income to the executive officer.

If the Company terminates the executive officer’s employment for “cause” (as defined in the employment agreements), the executive officer will be entitled to receive his or her annual base salary and other benefits that have been earned and accrued prior to the date of termination, any earned and accrued and bonus and reimbursement of expenses incurred prior to the date of termination. However, if the executive is terminated for “cause” based on (i) a felony or misdemeanor conviction that brings the executive into disrepute or is likely to cause material harm to the Company, (ii) a felony or misdemeanor indictment involving moral turpitude that is not discharged or otherwise resolved within 18 months or (iii) an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company, its business or the performance of the executive’s duties, then the executive will not be entitled to receive his or her earned and accrued bonus.

If the executive officer resigns without “good reason” (as defined in the employment agreements), the executive officer will be entitled to receive his annual base salary and other benefits that have been earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination.

If the Company terminates the executive officer’s employment without cause or the executive officer resigns for good reason, the executive officer will be entitled to the severance benefits described below.

The severance benefits include the following:

•

In each case, the executive officer will be entitled to receive his or her annual base salary and other benefits that have been earned and accrued prior to the date of termination, reimbursement of expenses incurred prior to the date of termination and any cash or equity bonus compensation that has been earned and accrued prior to the date of termination.

•

In the event the Company terminates the executive officer without cause or if the executive officer resigns for good reason, the executive officer will be entitled to receive a cash payment in an amount equal to one and one-half (1.5) times the sum of (i) the executive officer’s then-current annual base salary, plus the greater of (ii) the annual cash bonus compensation most recently earned (whether or not paid) and the average annual cash bonus compensation actually paid for the last three full fiscal years.

•

In each case, the Company will reimburse the COBRA premium under its major medical health and dental plan, and the executive officer and his dependents will be entitled to receive continuing coverage under health, dental, disability and life insurance benefit plans at the same cost as payable by our other executives for a period of 18 months after the executive officer’s termination. The Company will have no obligation to provide these continuing benefits if the executive officer becomes entitled to receive them from another employer.

•

In each case, all equity awards granted to the executive officer under the Company’s 2006 Incentive Award Plan (the “2006 Plan”), the 2012 Plan or any subsequent equity incentive plan approved by the Company’s Board of Directors will immediately vest, any forfeiture restrictions will immediately lapse and any target bonus performance criteria for the year in which such termination occurs will be treated as satisfied and, in the case of any options, will become vested and exercisable or, at the discretion of the board of directors, may be cashed out or cancelled.

Each employment agreement will provide that the executive officer or his estate will be entitled to certain benefits in the event of his death or disability. Specifically, each executive officer, or in the event of the executive officer’s death, his or her beneficiaries, will be entitled to receive:

•	the executive officer’s annual salary and other benefits that are earned and accrued under the employment agreement and the applicable benefit plans prior to the date of termination;

•	any cash or equity bonus compensation that has been earned and accrued prior to the date of termination;

•

immediate vesting of any unvested equity incentive awards, with any applicable performance criteria for the year in which such death or disability occurs being treated as satisfied, and any options will become vested and exercisable or, at the discretion of our board of directors, be cashed out or cancelled;

•	reimbursement for and/or continuing coverage under the Company’s benefit plans for a period of 18 months after the executive officer’s termination; and

•	reimbursement for expenses incurred prior to the date of termination.

The employment agreements will provide that, if a “change in control” (as defined in the employment agreements) occurs, all equity awards granted to the executive officer under the 2006 Plan, the 2012 Plan and any subsequent equity incentive plans approved by the Company’s Board of Directors will immediately vest (and the performance criteria will be treated as satisfied) and, if applicable, become exercisable. In addition, the employment agreements provide that the Company will indemnify the executive officer for any “parachute payment” as defined in Section 280G of the Internal Revenue Code for any excise tax liability, which would include the Company’s payment of the excise tax liability as well as the income, excise tax and employment tax liability attributable to payment of the excise tax liability).

The employment agreements also contain standard confidentiality provisions, which apply indefinitely and non-competition and non-solicitation provisions which apply during the term of the employment agreement and for 18 months following the executive officer’s termination under certain circumstances.

The foregoing summary description of the material terms of the employment agreements with Messrs. Olander, Remppies and Lubeck and Ms. Lafon is qualified in its entirety by the actual terms of the employment agreements, copies of which are filed as Exhibit 10.28 through Exhibit 10.31, inclusive, to this Current Report on Form 8-K and are incorporated herein by reference. The form of LTIP Unit Award Vesting Agreement, pursuant to which the LTIP Units described above have been granted to Messrs. Olander, Remppies and Lubeck, is filed as Exhibit 10.32 to this Current Report on Form 8-K and is incorporated herein by reference.

Adoption of 2012 Other-Equity Based Award Plan

In connection with the transactions contemplated by the Master Agreement, the Company’s Board of Directors adopted the Company’s 2012 Other-Equity Based Award Plan (the “2012 Plan”). The 2012 Plan is intended to assist the Company and its affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders. The 2012 Plan is also intended to complement the purposes and objectives of the 2006 Plan through the grant of “other equity-based awards” under the 2012 Plan.

Administration of the 2012 Equity Incentive Plan. The 2012 Plan will be administered by the administrator of the Company’s 2006 Incentive Award Plan (the “2006 Plan”). This summary uses the term “administrator” to refer to the Company’s Board of Directors or the Compensation Committee of the Board of Directors, as applicable. The administrator will approve all terms of other equity-based awards under the 2012 Plan. The administrator will also approve who will receive other equity-based awards under the 2012 Plan and the number of shares of common stock subject to each other equity-based award

Eligibility. All employees of the Company or any subsidiary of the Company and any member of the Board of Directors is eligible to participate in the 2012 Plan. In addition, any other individual who provides significant services to the Company or a subsidiary of the Company (including an individual who provides services to the Company or a subsidiary of the Company by virtue of employment with, or providing services to, the Operating Partnership) is eligible to participate in this 2012 Plan if the administrator, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.

Share Authorization. The maximum aggregate number of shares of the Company’s common stock that may be issued under the 2012 Plan, together with the number of shares issued under the 2006 Plan, is 2,000,000 shares of common stock. Other equity-based awards that are LTIP Units will reduce the maximum aggregate number of shares of common stock that may be issued under the 2012 Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock).

Reallocation of Shares. If any award or grant under the 2012 Plan (including LTIP Units) or the 2006 Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of common stock, then any common stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of additional other equity-based awards and other awards under the 2006 Plan. Any common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any other equity-based award under the 2012 Plan will not reduce the number of shares of common stock available under the 2012 Plan or the 2006 Plan.

Other Equity-Based Awards; LTIP Units. The administrator may grant other equity-based awards under the 2012 Plan, including long-term incentive plan units (“LTIP Units”). Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

LTIP Units are a special class of partnership interest in the Operating Partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the 2012 Plan, reducing the aggregate share authorization under the 2012 Plan and the 2006 Plan on a one-for-one basis. The Company will not receive a tax deduction for the value of any LTIP Units granted to participants. The vesting period and other forfeiture restrictions for any LTIP Units, if any, will be determined at the time of issuance. LTIP Units, whether or not vested, will receive the same periodic per unit distributions as the Common Units issued by the Operating Partnership, which distributions will generally equal per share distributions on shares of the Company’s common stock. Initially, LTIP Units will not have full parity with the Common Units issued by the Operating Partnership with respect to liquidating distributions. Under the terms of the LTIP Units, the Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the Operating Partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of Common Units. Upon equalization of the capital accounts of the holders of LTIP Units with the other holders of Common Units, the LTIP Units will achieve full parity with the Common Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of Common Units at any time, and thereafter enjoy all the rights of Common Units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP Units will realize for a given number of vested LTIP Units will be less than the value of an equal number of shares of the Company’s common stock.

For information regarding the issuance of LTIP Units to Mr. Olander, Mr. Remppies and Mr. Lubeck pursuant to the 2012 Plan and the terms of their employment agreements, please see the information appearing above.

Amendment; Duration. The Board of Directors may amend or terminate the 2012 Plan at any time; provided, however, that no amendment may adversely impair the rights of participants with respect to outstanding other equity-based awards, including holders of LTIP Units. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would materially increase the aggregate number of shares of common stock that may be issued under the 2012 Plan together with the number of shares that may be issued under the 2012 (except as provided in connection with certain adjustments related to changes in the Company’s capital structure). No other equity-based awards may be granted under the 2012 Plan after January 5, 2016, which is the day before the tenth anniversary of the date that the 2006 Plan was adopted by the Board of Directors. Other equity-based awards, including LTIP Units, granted before such date shall remain valid in accordance with their terms.

The foregoing summary of the material terms of the 2012 Plan is qualified in its entirety by the terms of the 2012 Plan attached as Exhibit 10.33 to this Current Report on Form 8-K and incorporated herein by reference.

Adoption of Amendment to the 2006 Plan

In connection with the adoption of the 2012 Plan, the Board adopted an amendment to the 2006 Plan to facilitate other equity-based awards under the 2012 Plan and to specify that the maximum aggregate number of shares of common stock issuable pursuant to both plans is 2,000,000 shares. The foregoing summary of the material terms of the amendment to the 2006 Plan is qualified in its entirety by the terms of the amendment to the 2006 Plan attached as Exhibit 10.34 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”) classifying and designating 4,000,000 shares of the Company’s authorized but unissued shares of preferred stock as Series A Preferred Stock. The Series A Preferred Articles Supplementary became effective on August 2, 2012. A copy of the Series A Preferred Articles Supplementary establishing the

Series A Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 2, 2012, the Company filed Articles Supplementary with the SDAT classifying and designating 1,000,000 shares of the Company’s authorized but unissued shares of preferred stock as Series B Preferred Stock. The Series B Preferred Articles Supplementary became effective on August 2, 2012. A copy of the Series B Preferred Articles Supplementary establishing the Series B Preferred Stock is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 6, 2012, the Company filed the Fourth Articles of Amendment to the Company’s charter with the Maryland SDAT changing the name of the corporation to “Landmark Apartment Trust of America, Inc.” The Fourth Articles of Amendment became effective on August 6, 2012. A copy of the Fourth Articles of Amendment is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the transactions contemplated by the Master Agreement, the Company’s Board of Directors amended and restated the Company’s bylaws to increase the size of the Board of Directors from five to nine and incorporate certain other provisions from the Corporate Governance Agreement described elsewhere in this Current Report on Form 8-K. A copy of the amended and restated bylaws is filed as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

The Company’s statements contained in this current report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual events in the future to differ from the forward-looking statements contained in this report relating to the transactions described in the report include, but are not limited to:

•	material adverse changes in the business or assets of the EL Companies or the Contributed Properties or entities that own the Contributed Properties;

•	material adverse changes in the business, assets or financial condition of the Company that prevent the Company from being able to close the proposed transactions;

•	inability of the parties to obtain all consents and approvals that are required to complete the proposed transactions, including investor approvals and lender consents; or

•	legal or regulatory proceedings that prevent the parties from being able to complete the proposed transactions.

Item 9.01.	Exhibits and Financial Statements.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

d.	Exhibits:

Exhibit Number	Description

3.1	Articles Supplementary designating the 9.75% Series A Cumulative Redeemable Non-Convertible Preferred Stock, par value $0.01 per share, Apartment Trust of America, Inc.

3.2	Articles Supplementary designating the 9.75% Series B Cumulative Redeemable Non-Convertible Preferred Stock, par value $0.01 per share, of Apartment Trust of America, Inc.

3.3	Fourth Articles of Amendment to the Articles of Amendment and Restatement of Apartment Trust of America, Inc.

3.4	Amended and Restated Bylaws of Apartment Trust of America, Inc.

3.5	Third Amendment to Agreement of Limited Partnership of Apartment Trust of America Holdings, LP.

4.1	Registration Rights Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and the Holders named therein.

4.2	Registration Rights Agreement, dated as of August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership and DK Landmark, LLC.

4.3	Form of Warrant (included as an exhibit to the Securities Purchase Agreement filed as Exhibit 10.25 and incorporated by reference herein).

10.1	Master Contribution and Recapitalization Agreement, dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Management, LLC.

10.2	Interest Contribution Agreement (Overlook at Daytona), dated as of August 3, 2012, by and among Apartment Trust of America Inc., Apartment Trust of America Holdings, LP, ADMG Diplomatic Partners, LP, SFLP Diplomatic, LLC, and Elco Landmark Residential Management, LLC.

Exhibit Number	Description

10.3	Interest Contribution Agreement (Seabreeze Daytona Marina), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Joseph Lubeck and Elco Landmark Residential Management, LLC.

10.4	Interest Contribution Agreement (Creekside Grand), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco LR OPT II, LP, Creekside Investors LLC and Elco Landmark Residential Management, LLC.

10.5	Interest Contribution Agreement (Reserve at Mill Landing), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Century Mill Investors and Elco Landmark Residential Management, LLC.

10.6	Interest Contribution Agreement (Lofton Meadows), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.7	Interest Contribution Agreement (Milana Reserve), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.8	Interest Contribution Agreement (Parkway Grand), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.9	Interest Contribution Agreement (Crestmont Reserve), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.10	Interest Contribution Agreement (Kensington Station), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.11	Interest Contribution Agreement (Palisades at Bear Creek), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.12	Interest Contribution Agreement (Monterra Pointe), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.13	Interest Contribution Agreement (Richmond on the Fairway), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Kings Carlyle Club Mezz, LLC.

Exhibit Number	Description

10.14	Interest Contribution Agreement (Landmark at Grand Palms), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark Grand Palms Management, LLC and Legacy Grand Palms LLC.

10.15	Interest Contribution Agreement (Landmark at Ridgewood Preserve, Landmark at Heritage Place, and Manchester Park), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark Arlington Management, LLC and Legacy Arlington, LLC.

10.16	Interest Contribution Agreement (Grand Isles at Bay Meadows), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.17	Interest Contribution Agreement (Landmark at Grand Meadows - Grand Meadow Holdings), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Grand Meadow Holdings, LLC.

10.18	Interest Contribution Agreement (Landmark at Grand Meadows - Gilco 2), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Gilco 2, LLC.

10.19	Interest Contribution Agreement (Grand Galleria), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark at Birmingham Management, LLC and Legacy Galleria, LLC.

10.20	Interest Contribution Agreement (Bay Breeze Villas), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC and DK Bay Breeze, LLC.

10.21	Interest Contribution Agreement (Esplanade Apartments), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC, DK Esplanade, LLC and DK Esplanade II, LLC.

10.22	Interest Contribution Agreement (Andros Isles), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC and DK Gateway Andros II, LLC.

10.23	Form of Tax Protection Agreement.

10.24	Form of Management Support Services Agreement between ATA Property Management, LLC and Elco Landmark Residential Management, LLC.

10.25	Securities Purchase Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership, DK Landmark, LLC and Elco Landmark Residential Holding LLC (including the form of Warrant issued to 2335889 Limited Partnership and DK Landmark, LLC).

Exhibit Number	Description

10.26	Corporate Governance Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership, DK Landmark, LLC and Elco Landmark Residential Holdings LLC.

10.27	Advisory Termination Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc. and ROC REIT Advisors, LLC.

10.28	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Stanley J. Olander, Jr.

10.29	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Gustav G. Remppies.

10.30	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and B. Mechelle Lafon.

10.31	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Joseph G. Lubeck.

10.32	Form of LTIP Unit Award Vesting Agreement.

10.33	Apartment Trust of America, Inc. 2012 Other Equity-Based Award Plan.

10.34	Amendment No. 2 to the 2006 Incentive Award Plan of Apartment Trust of America, Inc.

10.35	Form of Loan Indemnification Agreement (Elco).

10.36	Form of Loan Indemnification Agreement (DeBartolo).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 8, 2012	Landmark Apartment Trust of America, Inc.

	By:	/s/ Stanley J. Olander
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles Supplementary designating the 9.75% Series A Cumulative Redeemable Non-Convertible Preferred Stock, par value $0.01 per share, Apartment Trust of America, Inc.

3.2	Articles Supplementary designating the 9.75% Series B Cumulative Redeemable Non-Convertible Preferred Stock, par value $0.01 per share, of Apartment Trust of America, Inc.

3.3	Fourth Articles of Amendment to the Articles of Amendment and Restatement of Apartment Trust of America, Inc.

3.4	Amended and Restated Bylaws of Apartment Trust of America, Inc.

3.5	Third Amendment to Agreement of Limited Partnership of Apartment Trust of America Holdings, LP.

4.1	Registration Rights Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and the Holders named therein.

4.2	Registration Rights Agreement, dated as of August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership and DK Landmark, LLC.

4.3	Form of Warrant (included as an exhibit to the Securities Purchase Agreement filed as Exhibit 10.25 and incorporated by reference herein).

10.1	Master Contribution and Recapitalization Agreement, dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings LLC and Elco Landmark Residential Management, LLC.

10.2	Interest Contribution Agreement (Overlook at Daytona), dated as of August 3, 2012, by and among Apartment Trust of America Inc., Apartment Trust of America Holdings, LP, ADMG Diplomatic Partners, LP, SFLP Diplomatic, LLC, and Elco Landmark Residential Management, LLC.

10.3	Interest Contribution Agreement (Seabreeze Daytona Marina), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Joseph Lubeck and Elco Landmark Residential Management, LLC.

10.4	Interest Contribution Agreement (Creekside Grand), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco LR OPT II, LP, Creekside Investors LLC and Elco Landmark Residential Management, LLC.

10.5	Interest Contribution Agreement (Reserve at Mill Landing), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Century Mill Investors and Elco Landmark Residential Management, LLC.

10.6	Interest Contribution Agreement (Lofton Meadows), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

Exhibit Number	Description

10.7	Interest Contribution Agreement (Milana Reserve), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.8	Interest Contribution Agreement (Parkway Grand), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.9	Interest Contribution Agreement (Crestmont Reserve), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.10	Interest Contribution Agreement (Kensington Station), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.11	Interest Contribution Agreement (Palisades at Bear Creek), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.12	Interest Contribution Agreement (Monterra Pointe), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

10.13	Interest Contribution Agreement (Richmond on the Fairway), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Kings Carlyle Club Mezz, LLC.

10.14	Interest Contribution Agreement (Landmark at Grand Palms), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark Grand Palms Management, LLC and Legacy Grand Palms LLC.

10.15	Interest Contribution Agreement (Landmark at Ridgewood Preserve, Landmark at Heritage Place, and Manchester Park), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark Arlington Management, LLC and Legacy Arlington, LLC.

10.16	Interest Contribution Agreement (Grand Isles at Bay Meadows), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Holdings, LLC and Elco Landmark Residential Management, LLC.

Exhibit Number	Description

10.17	Interest Contribution Agreement (Landmark at Grand Meadows - Grand Meadow Holdings), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Grand Meadow Holdings, LLC.

10.18	Interest Contribution Agreement (Landmark at Grand Meadows - Gilco 2), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC and Gilco 2, LLC.

10.19	Interest Contribution Agreement (Grand Galleria), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, Elco Landmark Residential Management, LLC, Elco Landmark at Birmingham Management, LLC and Legacy Galleria, LLC.

10.20	Interest Contribution Agreement (Bay Breeze Villas), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC and DK Bay Breeze, LLC.

10.21	Interest Contribution Agreement (Esplanade Apartments), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC, DK Esplanade, LLC and DK Esplanade II, LLC.

10.22	Interest Contribution Agreement (Andros Isles), dated as of August 3, 2012, by and among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP, DeBartolo Development, LLC and DK Gateway Andros II, LLC.

10.23	Form of Tax Protection Agreement.

10.24	Form of Management Support Services Agreement between ATA Property Management, LLC and Elco Landmark Residential Management, LLC.

10.25	Securities Purchase Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership, DK Landmark, LLC and Elco Landmark Residential Holding LLC (including the form of Warrant issued to 2335889 Limited Partnership and DK Landmark, LLC).

10.26	Corporate Governance Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc., 2335887 Limited Partnership, DK Landmark, LLC and Elco Landmark Residential Holdings LLC.

10.27	Advisory Termination Agreement, dated August 3, 2012, by and among Apartment Trust of America, Inc. and ROC REIT Advisors, LLC.

10.28	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Stanley J. Olander, Jr.

10.29	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Gustav G. Remppies.

10.30	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and B. Mechelle Lafon.

Exhibit Number	Description

10.31	Employment Agreement, dated as of August 3, 2012, by and between Apartment Trust of America, Inc. and Joseph G. Lubeck.

10.32	Form of LTIP Unit Award Vesting Agreement.

10.33	Apartment Trust of America, Inc. 2012 Other Equity-Based Award Plan.

10.34	Amendment No. 2 to the 2006 Incentive Award Plan of Apartment Trust of America, Inc.

10.35	Form of Loan Indemnification Agreement (Elco).

10.36	Form of Loan Indemnification Agreement (DeBartolo)